Exhibit 99.2

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: (781) 250-0111

Repligen Announces Pricing of $100 Million of 2.125% Convertible Senior Notes due 2021

WALTHAM, MA – May 19, 2016 – Repligen Corporation (NASDAQ: RGEN) (the “Company”) today announced the pricing of an underwritten public offering of $100 million aggregate principal amount of 2.125% Convertible Senior Notes due 2021 (the “Notes”). The Company has granted the underwriters a 30-day option to purchase up to an additional $15 million aggregate principal amount of Notes. The offering is expected to close on or about May 24, 2016, subject to customary closing conditions. Jefferies is acting as the sole book-running manager, and Janney Montgomery Scott and Craig-Hallum Capital Group are acting as co-managers in the offering. Perella Weinberg Partners LP and J. Wood Capital Advisors LLC are serving as financial advisors to the Company in connection with the offering.

Interest on the Notes will be paid semiannually in arrears on June 1 and December 1 of each year at the rate of 2.125% per year, beginning on December 1, 2016. The Notes will mature on June 1, 2021, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to March 1, 2021, the Notes will be convertible at the option of holders of the Notes only upon satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of the Company’s common stock, cash or a combination thereof, at the Company’s election. The Company will not have the right to redeem the Notes prior to June 5, 2019. The Company may redeem the notes, at its option, in whole or in part, on any business day on or after June 5, 2019 and prior to the maturity date if certain conditions are met at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The conversion rate for the Notes will initially be 31.1813 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $32.07 per common share, and is subject to adjustment under the terms of the Notes. Holders of the Notes may require the Company to repurchase their Notes upon the occurrence of a fundamental change prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company anticipates the proceeds from the offering (before deducting underwriting discounts and commissions and estimated offering expenses) will be approximately $100 million, excluding any exercise of the underwriters’ option to purchase an additional $15 million aggregate principal amount of Notes. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies. However, the Company has no current plan or obligations to do so.

The offering is being made pursuant to an automatically effective shelf registration statement (including a base prospectus) previously file with the Securities and Exchange Commission (“SEC”), a preliminary prospectus supplement, filed with the SEC on May 18, 2016 and a related free writing prospectus. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. When available, these documents may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling 877-547-6340 or by e-mailing Prospectus_Department@Jefferies.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Repligen Corporation

Repligen Corporation is a bioprocessing company focused on the development and commercialization of high-value bioprocessing products used to manufacture biological drugs. Repligen’s corporate headquarters are in Waltham, MA (USA) and its manufacturing facilities are located in Waltham, MA, Lund, Sweden and Weingarten, Germany.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding the anticipated timing of completion of the offering, and the anticipated use of proceeds of the offering, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate the Atoll business, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Senior Director Investor Relations

(781) 419-1881

snewman@repligen.com

3